EXHIBIT 10.2

SECURITY AGREEMENT

                        This SECURITY AGREEMENT, dated as of March 18, 2013 (this “Agreement”), made by Onstream Media Corporation, a Florida corporation (the “Company”), each of the Subsidiaries of the Company set forth on Schedule I hereto (each a Subsidiary and together with the Company, the “Grantor”) to Sigma Opportunity Fund II, LLC, a Delaware limited liability company, as the initial holder of the Note (the “Holder”). All capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Note.

W I T N E S S E T H:

                        WHEREAS, the Company and the Holder are parties to the Note Purchase Agreement pursuant to which, among other things, the Holder shall be purchase a Note of the Company upon the terms and subject to the conditions thereof;

                        WHEREAS, in connection with the issuance of the Note, the Company has agreed to grant to the Holder a security interest in 100% of the assets of the Company and each Subsidiary, subject to certain priority interests;

                        WHEREAS, the Company and the Subsidiaries have determined that they will derive substantial direct and indirect benefits from the transactions contemplated by the Transaction Documents and therefore entering into this Agreement is in their best interests; and

                        WHEREAS, it is a condition precedent to the several obligations of the Holder to purchase the Note pursuant to the Note Purchase Agreement that the Company and each Subsidiary shall have executed and delivered this Agreement to the Holder.

                        NOW, THEREFORE, in consideration of the foregoing and to induce the Holder to purchase the Note, the Grantor hereby agrees with the Holder as follows:

1.         Definitions.

                        (a)        As used in this Agreement, the terms “Agreement,” “Company” and “Grantor” shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

                        (b)        All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

                        (c)        The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            “Accounts” shall have the meaning provided in the Code, and in any event shall include all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

            “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

            “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

            “Chattel Paper” shall have the meaning assigned to such term under the Code.

            “Code” means the Uniform Commercial Code as from time to time in effect in the State of Florida; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Florida, the term “Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.

            “Collateral” means 100% of the assets of the Grantor, including without limitation, each of the following, whether now existing or hereafter arising:

            (i)         all Accounts of the Grantor;

            (ii)        all Inventory of the Grantor;

            (iii)       all Equipment of the Grantor;

            (iv)       all Proprietary Information owned or licensed by the Grantor, whether existing on the date hereof or developed or acquired hereafter;

            (v)        all of the Grantor’s right, title and interest in and to all Contracts, Documents, Chattel Paper, Instruments, Investment Property and General Intangibles, whether now existing or hereafter arising;

            (vi)       all cash proceeds, securities, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of the Collateral;

            (vii)      all patents, patent licenses, trademarks, trademark licenses;

            (viii)     all insurance policies to the extent they relate to items (i) through (vii) above in this definition;

            (ix)       all books, ledgers, books of account, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating, or referring to any of the foregoing; and

            (x)        to the extent not otherwise included, all Proceeds, products, rents, issues, profits and returns of and from any and all of the foregoing, which Proceeds may be in the form of Accounts, Chattel Paper, Inventory or otherwise.

            “Contracts” shall mean any pending or executory contracts, requests for quotations, invitations or solicitations to bid, agreements, assignments, guarantees, leases and arrangements of which Grantor is a party or to which Grantor has an interest.

            “Documents” shall have the meaning assigned to such term under the Code.

            “Equipment” shall have the meaning assigned to such term under the Code.

            “Equity Interests” of any Person shall mean any and all shares, rights to purchase, options, warrants, limited liability company or partnership interests, member interests, participation or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock or convertible securities.

            “Event of Default” means:

            (i)         the failure by the Grantor to perform any Obligation of the Grantor under this Agreement as and when required by this Agreement;

            (ii)        any representation or warranty made by the Grantor pursuant to this Agreement shall have been untrue in a material respect when made or deemed to have been made; or

            (iii)       any Event of Default, as that term is defined in the Note.

            “General Intangibles” shall have the meaning assigned to such term under the Code.

            “Holder” means the Holder or any holder from time to time of the Note.

            “Indemnified Person” shall have the meaning provided in Section 5(i).

            “Instrument” shall have the meaning assigned to such term under the Code.

            “Inventory” shall have the meaning assigned to such term under the Code, and in any event shall include all raw material, work-in process and finished goods, inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including returned goods.

            “Investment Property” shall have the meaning assigned to such term under the Code.

            “Lien” shall mean any lien, mortgage, security interest, chattel mortgage, pledge or other encumbrance (statutory or otherwise) of any kind securing satisfaction or performance of an obligation, including any agreement to give any of the foregoing, any conditional sales or other title retention agreement, any lease in the nature thereof, and the filing of or the agreement to give any financing statement under the Code of any jurisdiction or similar evidence of any encumbrance, whether within or outside the United States.

            “Note” means the Senior Subordinated Secured Note issued by the Company pursuant to the Note Purchase Agreement.

            “Note Purchase Agreement” means the Note Purchase Agreement, dated as of March 18, 2013, by and between the Company and the Holder pursuant to which, among other things, the Company issued the Note.

            “Obligations” means:

            (i)         the full and prompt payment when due of all obligations and liabilities to the Holder, whether now existing or hereafter arising, under the Note, or this Agreement and the due performance and compliance with the terms of the Note and this Agreement;

            (ii)        any and all sums advanced by the Holder in order to preserve the Collateral or to preserve the Holder’s security interest in the Collateral;

            (iii)       in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Grantor referred to in the immediately preceding clauses (i) and (ii) in accordance with the terms of the Note and this Agreement, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral or of any other exercise by the Holder of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

            (iv)       any amounts for which the Holder is entitled to indemnification under Section 5(i).

            “Person” means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association or similar entity or any government, governmental agency or political subdivision.

            “Proceeds” shall have the meaning assigned to such term under the Code.

            “Proprietary Information” means information generally unavailable to the public that has been created, discovered, developed or otherwise become known to the Grantor or in which property rights have been assigned or otherwise conveyed to the Grantor, which information has economic value or potential economic value to the business in which the Grantor is engaged.  Proprietary Information shall include, but not be limited to, trade secrets, processes, formulas, writings data, software know-how, negative know-how, improvements, discoveries, developments, designs, inventions, techniques, technical data, customer and supplier lists, financial information, business plans or projections and modifications or enhancements to any of the above.  Proprietary Information shall include all information existing on the date hereof and all information developed or acquired hereafter.

            “Security Interest” means the security interests granted to Holder in the Collateral pursuant to this Agreement.

            “Senior Lenders” means Rockridge Capital Holdings, LLC and Thermo Credit LLC.

            “Subsidiary” means each entity set forth on Schedule I.

            “Transaction Documents” means, collectively, this Security Agreement, the Note, the Note Purchase Agreement, and the other agreements, instruments and documents contemplated hereby and thereby.

                        2.         Grant of Security Interest. As collateral security for the prompt and complete payment and performance of the Obligations and for the other purposes provided in this Agreement the Grantor does hereby grant to the Holder a security interest in all of the Collateral, subject to certain priority interests held by the Senior Lenders.

                        3.         Rights of Holder; Limitations on Holder’s Obligations.

                        (a)        Grantor Remains Liable under Accounts and Contracts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts and Contracts that constitute part of the Collateral to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract.  The Holder shall not have any obligation or liability under any Account that constitutes part of the Collateral (or any agreement giving rise thereto) or under any Contract that constitutes part of the Collateral by reason of or arising out of this Agreement or the receipt by the Holder of any payment relating to such Account or Contract pursuant hereto, nor shall the Holder be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any such Account (or any agreement giving rise thereto) or under or pursuant to any such Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any such Account (or any agreement giving rise thereto) or under any such Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                        (b)        Notice to Account Debtors and Contracting Parties. Upon the direction of the Holder given at any time that an Event of Default has occurred, and once it has been determined that such Event of Default is continuing after the time period allowed for cure, the Grantor shall promptly, but in no event later than ten (10) Business Days, after such direction is given and such determination is made, notify all the account debtors on the Accounts that constitute part of the Collateral and parties to the Contracts that constitute part of the Collateral that such Accounts and such Contracts have been assigned to the Holder and that payments in respect thereof shall be made directly to the Holder or as the Holder shall direct. Notwithstanding the above, Grantor shall only make such notice to the extent permitted by Grantor’s agreements with the Senior Lenders, including any Intercreditor Agreements.

                        (c)        Verification and Analysis of Accounts. (i) If the Holder shall have directed the Grantor to notify the account debtors on the Accounts and parties to the Contracts in accordance with Section 3(b), the Holder shall have the right in its own name or in the name of others to communicate with account debtors on the Accounts that constitute part of the Collateral and parties to the Contracts that constitute part of the Collateral to verify with them to its satisfaction the existence, amount and terms of any such Accounts or Contracts and to make test verifications of such Accounts in any manner and through any medium that it considers advisable, and the Grantor shall furnish all such assistance and information as the Holder may require in connection therewith. Notwithstanding the above, the actions in this paragraph 3(c)(i)  to the extent permitted by Grantor’s agreements with the Senior Lenders, including any Intercreditor Agreements.

                        (ii)        At any time and from time to time, upon the Holder’s request and at the expense of the Grantor, the Grantor shall promptly, but in no event later than five (5) Business Days after such request, furnish to the Holder reports showing reconciliations, aging and test verifications of, and trial balances for, such Accounts. Notwithstanding the above, Holder shall coordinate its requests as much as reasonably possible with reports made by Grantor to the Senior Lenders as well as audits/reviews of the Accounts as performed by the Senior Lenders. Test verifications under this paragraph 3(c)(ii) shall take place no more often that every three months.

                        (iii)       At any time that an Event of Default has occurred and once it has been determined that such Event of Default is continuing after the time period allowed for cure upon the subsequent request of the Holder, the Grantor shall promptly, but in no event later than five (5) Business Days after such request, cause independent public accountants or others satisfactory to the Holder to furnish to the Holder reports showing reconciliations, aging and test verifications of, and trial balances for, such Accounts.

                        4.         Representations and Warranties.  The Grantor hereby represents and warrants that:

                        (a)        Title; No Other Liens. Except for the Lien granted to the Holder pursuant to this Agreement and the Lien granted to the Senior Lenders in connection with the Senior Debt, the Grantor owns and has good title to each item of the Collateral free and clear of any and all Liens or claims of others.  No security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as may have been filed in favor of the Holder pursuant to this Agreement or in favor of the Senior Lenders in connection with the Senior Debt

                        (b)        Subsidiaries. The Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or Equity Interests of the Subsidiaries, free of all Liens.  Neither the Company nor the Subsidiaries owns, directly or indirectly, any Equity Interests in any other Person (other than the Company or the Subsidiaries).Except as set forth on Schedule 4(c) to the Note Purchase Agreement, there are no authorized or outstanding options, warrants, calls, subscriptions or other rights with respect to which the Company or the Subsidiaries may be obligated to issue or sell any shares of capital stock or Equity Interests or any other securities of the Company or such Subsidiary.The issued and outstanding shares of capital stock of the Company and each respective Subsidiary are duly authorized, validly issued, fully paid and nonassessable and none of them was issued in violation of any preemptive right.

                        (c)        Perfected Liens in Collateral. Upon the completion of all the filings or notices listed in Schedule II hereto, the Liens granted pursuant to this Agreement will constitute perfected Liens on all Collateral in favor of the Holder, which are enforceable as such against all Persons other than the Liens held by the Senior Lenders in connection with the Senior Debt.

                        (d)        Accounts. No amount payable to the Grantor under or in connection with any Account that constitutes part of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Chattel Paper which has not been delivered to the Holder.  The place where the Grantor keeps its books and records concerning the Accounts that constitute part of the Collateral is set forth on Schedule III hereto.

                        (e)        Consents under Contracts. No consent (other than consents that have been obtained) of any party (other than the Grantor), to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement or the exercise of the Holder’s rights and remedies provided herein or at law.

                        (f)        Inventory. No material portion of the Grantor’s property at the date of this Agreement constitutes Inventory.

                        (g)        Chief Executive Office. The chief executive office and principal place of business of the Company and each Subsidiary is set forth on Schedule IV hereto.

                        (h)       Power and Authority. The Grantor has full power, authority and legal right to grant the Holder the Lien on the Collateral.

                        (i)         Approvals, Filings, Etc. No authorization, approval or consent of, or filing, registration, recording or other action with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market, the stockholders of the Grantor or any other Person, (other than the Senior Lenders) is required to be obtained or made by the Grantor (i) for the grant by the Grantor of the Lien on the Collateral pursuant to this Agreement or (y)  to perfect the Liens purported to be created by this Agreement, in each case except as has been obtained or made, or (z) for the exercise of the Holder’s rights and remedies provided herein or at law.

                        5.         Covenants.  The Grantor covenants and agrees with the Holder that from and after the date of this Agreement until the payment or performance in full by the Grantor of all of the Obligations:

                        (a)        Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Holder, and at the sole expense of the Grantor, the Grantor shall promptly and duly execute and deliver such further instruments and documents and take such further action as the Holder may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby and (ii) providing to the Grantor such documents or instruments as shall be necessary or desirable for the exercise by the Holder or its designee on behalf of the Grantor of any and all rights relating to the Collateral.  The Grantor also hereby authorizes the Holder to file any such financing or continuation statement without the signature of the Grantor to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction to the extent permitted by applicable law.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Holder, duly endorsed in a manner satisfactory to the Holder, to be held as Collateral pursuant to this Agreement.

                        (b)        Maintenance of Records. The Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts that constitute part of the Collateral.  For the further security of the Holder, the Grantor hereby grant to the Holder a security interest in all of the Grantor’s books and records pertaining to the Collateral, and the Grantor shall turn over any such books and records for inspection at the office of the Grantor to the Holder or to its representatives during normal business hours at the request of the Holder.

                        (c)        Limitation on Liens on Collateral. Other than with respect to Permitted Liens as defined in the Note, the Grantor shall not create, incur or permit to exist any Lien or claim on or to the Collateral, other than the Liens created hereby.  The Grantor (x) shall defend the Collateral against, and shall take such other commercially reasonable action as is necessary to remove, any Lien or claim on or to the Collateral, other than the Liens created hereby and other than with respect to Permitted Liens as defined in the Note, and (y) shall defend the right, title and interest of the Holder in and to any of the Collateral against the claims and demands of all Persons.

                        (d)        Limitations on Dispositions of Collateral. The Grantor shall not sell, transfer, lease, assign or otherwise dispose of any of the Collateral to any Person, including, without limitation, any Subsidiary or Affiliate of the Grantor, or attempt, offer or contract to do so except for the collection and use of cash proceeds in the ordinary course of its business.

                        (e)        Performance of Contracts and Agreements Giving Rise to Accounts. The Grantor shall (i) exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Contract that constitutes part of the Collateral and each agreement giving rise to an Account that constitutes part of the Collateral (other than any right of termination) and (ii) deliver to the Holder, upon request, a copy of each material demand, notice or document received by it relating in any way to any Contract that constitutes part of the Collateral or any agreement giving rise to an Account that constitutes part of the Collateral.  The Grantor shall not amend or modify the terms of, or waive any rights under, any Contracts, in a manner which would materially adversely affect the Security Interest or the value of such Contracts, except to the extent permitted or required by Grantor’s agreements with the Senior Lenders, including any Intercreditor Agreements.

                        (f)        Further Identification of Collateral. The Grantor shall furnish to the Holder from time to time, upon the request of the Holder made at a reasonable interval from any previous request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Holder may reasonably request, all in reasonable detail.

                        (g)        Notices. The Grantor shall advise the Holder within five (5) Business Days of the occurrence thereof, in reasonable detail, at its address in accordance with Section 16, (i) of any Lien (other than Liens permitted hereunder) on, or claim asserted against, any of the Collateral and (ii) of any Event of Default or any event which, with notice or the lapse of time, or both, would become an Event of Default.

                        (h)       Changes in Locations, Name, Etc. The Grantor shall not

            (i)         change the location of its chief executive office/principal place of business from that specified in Section 4(g) or remove its books and records from the location specified in Section 4(d),

            (ii)        change its name, identity or corporate structure to such an extent that any financing statement filed by the Holder in connection with this Agreement would become misleading, or

            (iii)       if at any time after the date of this Agreement any material item of Inventory constitutes Collateral, change the location at which it is kept from the locations specified to the Holder, unless in any such case it shall have given the Holder at least fifteen  (15) days prior written notice thereof and, prior to such action or event, shall have taken appropriate action satisfactory to the Holder to preserve and protect the Holder’s Security Interest under this Agreement.

                        (i)         Indemnification. The Grantor agrees to indemnify and hold harmless the Holder and its officers, directors, Affiliates, agents, subsidiaries, and investment advisors (each, an “Indemnified Person”) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Holder for all costs and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from this Agreement, including any breach hereof or Event of Default hereunder, or the exercise by the Holder of any right or remedy granted to it hereunder or under the other Transaction Documents under applicable law; provided, however, that the Grantor shall not be required to indemnify a particular Indemnified Person to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person.  In no event shall any Indemnified Person other than the Holder have any liability or obligation to the Grantor under this Agreement or applicable law (liability under which the Grantor hereby waives) for any matter or thing in connection with this Agreement, and in no event shall the Holder be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Agreement other than to account for moneys actually received by it in accordance with the terms hereof.  If and to the extent that the obligations of the Grantor under this Section 5(i) are unenforceable for any reason, the Grantor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.  In any suit, proceeding or action brought by the Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Grantor shall save, indemnify and keep the Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Grantor.

                        6.         Holder’s Powers.

                        (a)        Powers. The Grantor hereby irrevocably constitutes and appoints the Holder and any officer, director, managing member or agent thereof or investment advisor thereto, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and instead of the Grantor and in the name of the Grantor or in its own name, from time to time in the Holder’s reasonable discretion, during any period in which an Event of Default is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, the Grantor hereby gives the Holder and its officers, directors, managing members, agents and investment advisors the power and right, on behalf of the Grantor, without notice to or assent by the Grantor, except any notice required by law, to do the following:

            (i)         to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under or with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Holder for the purpose of collecting any and all such moneys due under or with respect to any such Collateral whenever payable, in each case in the name of the Grantor or its own name, or otherwise;

            (ii)        to pay or discharge taxes and Liens (other than Permitted Liens) levied or placed on or threatened against the Collateral and to pay all or any part of the premiums therefor and the costs thereof; and

            (iii)       (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Holder or as the Holder shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Grantor with respect to any Collateral, except that the Grantor may participate in the defense of any such suit, action or proceeding; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Holder may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Holder was the absolute owner thereof for all purposes, and to do, at the Holder’s option and the Grantor’s expense, at any time, or from time to time, all acts and things which the Holder deems necessary to protect, preserve or realize upon the Collateral and the Holder’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Grantor might do.

The Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable until the Grantor shall have paid and performed in full all of its Obligations under the Transaction Documents.

                        (b)        Other Powers. The Grantor also authorizes the Holder, from time to time during any period in which an Event of Default is continuing, in connection with the sale provided for herein, to execute and deliver any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

                        (c)        No Duty on Holder’s Part. The powers conferred on the Holder hereunder are solely to protect the Holder’s interests in the Collateral and shall not impose any duty upon the Holder to exercise any such powers. The Holder shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

                        (d)        Senior Lender Priority. Holder’s powers allowed for in this Section 6 are all subject to the priority of provisions contained in Grantor’s agreements with the Senior Lenders, including any Intercreditor Agreements.

                        7.         Performance by Holder of Grantor’s Obligations. If the Grantor fails to perform or comply with any of its agreements contained herein and the Holder, as provided for by the terms of this Agreement and following reasonable notice to the Grantor, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Holder incurred in connection with such performance or compliance shall be payable by the Grantor to the Holder on demand and shall constitute Obligations secured hereby.

                        8.         Remedies in General. If an Event of Default has occurred and is continuing the Holder may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code.  Without limiting the generality of the foregoing, if an Event of Default has occurred and is continuing, the Holder, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or expressly provided for) to or upon the Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are, to the extent permitted by applicable law, hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, license, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, at any exchange, broker’s board or office of the Holder or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk.  The Holder shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Grantor, which right or equity is hereby waived, to the extent permitted by applicable law, or released.

                        The Grantor further agrees that, if an Event of Default has occurred and is continuing, at the Holder’s request, the Grantor shall assemble the Collateral and make it available to the Holder at places which the Holder shall reasonably select, whether at the Grantor’s premises or elsewhere.  The Holder shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Holder hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Holder may elect, and only after such application and after the payment by the Holder of any other amount required by any provision of law, need the Holder account for the surplus, if any, to the Grantor.  To the extent permitted by applicable law, the Grantor waives all claims, damages and demands it may acquire against the Holder arising out of the exercise by it of any rights hereunder, provided, that nothing contained in this Section 8 shall relieve the Holder from liability arising solely from its gross negligence or willful misconduct.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten days before such sale or other disposition.  The Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorneys employed by the Holder to collect such deficiency.

                        9.         Limitation on Duties Regarding Preservation of Collateral. The Holder’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under the Code or otherwise, shall be to deal with it in the same manner as the Holder deals with similar property for its own account.  Neither the Holder nor any of its directors, officers, members, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Grantor or otherwise.

                        10.       Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest until the Grantor has paid and performed in full all of its Obligations under the Transaction Documents.

                        11.       Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                        12.       Paragraph Headings, Captions, Etc.The paragraph headings, the captions and the footers used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

                        13.       No Waiver; Cumulative Remedies.The Holder shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof.No failure to exercise, nor any delay in exercising, on the part of the Holder, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Holder of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Holder would otherwise have on any future occasion.The rights and remedies herein and in the Note and the other Transaction Documents are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law or in equity or by statute.

                        14.       Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the party to be charged with enforcement.  This Agreement shall be binding upon the successors and permitted assigns of the Grantor and shall inure to the benefit of the Holder and its successors and assigns.  The Grantor may not assign their rights or obligations under this Agreement without the prior written consent of the Holder.

                        15.       Termination of Security Interest; Release of Collateral.

                        (a)        Upon the payment and/or satisfaction of the Obligations, all right, title and interest of the Holder in and to the Collateral, including the Security Interest, pursuant to this Agreement shall terminate and all rights to the Collateral shall revert to the Grantor and the Holder shall immediately return to the Grantor any Collateral it has in its possession or control.

                        (b)        Upon any such termination of the Security Interest, the Holder shall, at the expense of the Grantor, execute and deliver to the Grantor such documents and take such other actions as the Grantor shall reasonably request to evidence the termination of the Security Interest and deliver to the Grantor all Collateral so released then in its possession.

                        16.       Notices. Except as otherwise specifically provided herein, any notice required or permitted to be given under the terms of this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or five days after deposit with the United States Postal Service, by registered or certified mail, postage prepaid to the party to be notified at such party’s address indicated in this Section 16 or at such other address as such party may designate by ten days’ advance written notice to the other parties.  Notices in writing shall also be deemed effectively given upon delivery by an overnight courier, or upon transmission by facsimile, except that the time at which the notice is given will be the time at which confirmation of receipt is generated by the receiving facsimile machine.  In the case of any notice to the Grantor, such notice shall be addressed to the Grantor at 1291 SW 29th Avenue, Pompano Beach, Florida 33069(facsimile transmission number: (954) 917-6660), and in the case of any notice to the Holder, such notice shall be addressed to the Holder at 800 Third Avenue, New York, New York 10022 (facsimile transmission number: (212) 930-9725).

                        17.       Fees and Expenses.In the event of a Default remaining uncured after the permitted time period for cure, the Grantor agrees to pay the reasonable fees of the Holder in performing its services under this Agreement and all expenses (including but not limited to reasonable attorneys’ fees and costs for legal services, costs of insurance and payments of taxes or other charges) of, or incidental to, the custody, care, sale or realization on any of the Collateral or in any way relating to the performance of the obligations or the enforcement or protection of the rights of the Holder hereunder. . Notwithstanding the above, Holder shall coordinate the work done by it, its attorneys and other agents with respect to the matters contemplated by this Section 17 as much as reasonably possible with similar work being done by the Senior Lenders, to avoid duplication of expenses.

                        18.       Survival. All representations, warranties, covenants and agreements of the Grantor and of the Holder contained herein shall survive the execution and delivery hereof and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Holder or the Grantor or any Person who controls the Holder or the Grantor. All representatives, warranties, covenants and agreements of the Grantor herein shall terminate upon release of all of the Collateral pursuant to Section 15; provided, however, that notwithstanding the foregoing (a) the provisions of Section 5(i) shall survive such release of all the Collateral and (b) if following the release of the Collateral pursuant hereto, the Holder is required or ordered to return, forfeit or repay any payment received in connection with the Obligations at any time within two years following such release of all of the Collateral pursuant hereto, then all of such representations, warranties, covenants, agreements of the Grantor contained in this Agreement shall be revived and the Holder shall be entitled to assert all rights and remedies available to it under this Agreement, at law, in equity or otherwise as if such representations, warranties, covenants and agreements shall not have terminated.

                        19.       Grantor’s Obligations Absolute, Etc.The Obligations of the Grantor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:  (a) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any of the Transaction Documents or any other agreement or instrument referred to therein, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such Transaction Document or other agreement or instrument; (c) any furnishing of any additional security to the Holder or its assignees or any acceptance thereof or any release of any security by the Holder or its assignees; (d) any limitation on any party’s liability or obligations under any such Transaction Document or other agreement or instrument or any invalidity or unenforceability, in whole or in part, of any such Transaction Document or other agreement or instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Grantor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding, whether or not the Grantor shall have notice or knowledge of any of the foregoing.

                        20.       Integration. This Agreement represents the entire agreement of the Grantor and the Holder with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the parties relative to the subject matter hereof not expressly set forth or referred to herein or therein.

                        21.       Governing Law; Jurisdiction. This Agreement and the rights and obligations of the Grantor under this Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, except to the extent that under the New York Uniform Commercial Code the laws of another jurisdiction govern matters of perfection and the effect of perfection or non-perfection of any security interest granted hereunder.

            22.       Counterparts; Execution.This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, but all the counterparts taken together shall be deemed to constitute one and the same instrument.  This Agreement, once executed by a party, may be delivered to the other party hereto by electronic or facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

[Signature Page Follows]

  IN WITNESS WHEREOF, the Grantor and the Holder have caused this Agreement to be duly executed and delivered by their respective officers or other representatives thereunto duly authorized as of the date first above written.

ONSTREAM MEDIA CORPORATION

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

INFINITE CONFERENCING, INC.

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

ENTERTAINMENT DIGITAL NETWORK, INC.

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

AV ACQUISITION, INC.

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

ONSTREAM CONFERENCING CORPORATION

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

MEDIA ON DEMAND

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

HOTEL VIEW CORPORATION

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

OSM ACQUISITION INC.

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

AUCTION VIDEO JAPAN, INC.

By:	/s/ Randy Selman
Name: Randy Selman
Title: President

SIGMA OPPORTUNITY FUND II, LLC
By:	Sigma Capital Advisors, managing member

By:	/s/ Thom Waye
Name: Thom Waye
Title: Manager

[Signature Page to Security Agreement]

SCHEDULE I

Subsidiaries of the Company

Infinite Conferencing, Inc., a Florida corporation

Entertainment Digital Network, Inc., a Florida corporation

AV Acquisition, Inc., a Florida corporation

Onstream Conferencing Corporation, a Florida corporation

Media On Demand, Inc., a Florida corporation

HotelView Corporation, a Florida corporation

OSM Acquisition Inc., a Delaware corporation

Auction Video Japan, Inc., a Tokyo-Japan corporation

SCHEDULE II

Filings Required to Perfect Security Interest

UCC-1 Financing Statements filed by Sigma Opportunity Fund II, LLP, as secured party, against the Grantor, as debtor, in the following states:

Florida

Delaware

SCHEDULE III

Location of Records Concerning Accounts

1291 SW 29th Avenue

Pompano Beach, Florida 33069

2188 San Diego Avenue

San Diego, CA 92110

100 Morris Avenue, Suite 302

Springfield, NJ 07081

901 Battery Street

San Francisco, CA 94111

SCHEDULE IV

Chief Executive Office and Principal Place of Business of the Company and each Subsidiary

Chief Executive Office:

Onstream Media Corporation

1291 SW 29th Avenue

Pompano Beach, Florida 33069

Infinite Conferencing, Inc.

100 Morris Avenue, Suite 302

Springfield, NJ 07081

Entertainment Digital Network, Inc.

901 Battery Street

San Francisco, CA 94111

AV Acquisition, Inc.

1291 SW 29th Avenue

Pompano Beach, Florida 33069

Onstream Conferencing Corporation

2188 San Diego Avenue

San Diego, CA 92110

Media On Demand, Inc. (Inactive)

1291 SW 29th Avenue

Pompano Beach, Florida 33069

HotelView Corporation

1291 SW 29th Avenue

Pompano Beach, Florida 33069

OSM Acquisition Inc.

1291 SW 29th Avenue

Pompano Beach, Florida 33069

Auction Video Japan, Inc. (Inactive)

1291 SW 29th Avenue

Pompano Beach, Florida 33069